UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 26, 2012

RealNetworks, Inc.

(Exact name of registrant as specified in its charter)

WASHINGTON	0-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Elliott Avenue, Suite 1000

Seattle, Washington 98121

(Address of principal executive offices) (Zip code)

(206) 674-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2012, RealNetworks, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Intel Corporation (“Intel”). Pursuant to the Asset Purchase Agreement, Intel will acquire certain patents, patent applications and related rights held by the Company (the “Patent Assets”) and certain assets of the Company relating to its Next Generation Video codec technologies (the “Codec Assets”), in exchange for cash consideration of $120,000,000 and the assumption of certain liabilities of the Company, subject to the potential adjustments provided for in the Asset Purchase Agreement (the “Asset Sale”).

The Asset Purchase Agreement contains representations and warranties by the Company regarding the Patent Assets and Codec Assets and other representations and warranties by the Company and Intel customary for transactions of this nature, covenants by the Company regarding the operation of its business in relation to the Patent Assets and Codec Assets between the date of signing of the Asset Purchase Agreement and the closing date of the Asset Sale, and indemnification provisions whereby each party will indemnify the other party and its affiliates and representatives for breaches of representations and warranties, breaches of covenants and certain other matters.

The consummation of the Asset Sale is subject to closing conditions, including the expiration or termination of the applicable waiting period, if required, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any similar requirements that may exist under the competition and merger control laws of the Republic of Korea. The Asset Sale is expected to close in the first calendar quarter of 2012.

Concurrently, and in connection with entering into the Asset Purchase Agreement, the Company and Intel have also entered into a license agreement (the “License Agreement”), pursuant to which the Company will obtain a non-exclusive, royalty-free, fully paid up, irrevocable (except as set forth in the License Agreement) and worldwide license (without the right to grant sublicenses) under the Patent Assets for use in connection with the Company’s businesses. The transferability of the License Agreement is limited in the event of a change of control or character of the Company, as set forth in the provisions attached as Exhibit C to the License Agreement.

The foregoing descriptions of the Asset Purchase Agreement and License Agreement do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement and License Agreement, attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of January 26, 2012, by and between RealNetworks, Inc. and Intel Corporation. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1

License Agreement, dated as of January 26, 2012, by and between RealNetworks, Inc. and Intel Corporation. Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

	By:	/s/ Tracy D. Daw Name: Tracy D. Daw Title: Chief Legal Officer and Corporate Secretary
Dated: January 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of January 26, 2012, by and between RealNetworks, Inc. and Intel Corporation. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	License Agreement, dated as of January 26, 2012, by and between RealNetworks, Inc. and Intel Corporation. Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934.